Exhibit 10.2

TENAX THERAPEUTICS, INC.

NOTICE OF INDUCEMENT RESTRICTED STOCK UNIT GRANT

Tenax Therapeutics, Inc. (the “Company”), hereby grants to the individual identified below (the “Holder”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Notice of Inducement Restricted Stock Unit Grant (the “Grant Notice”) and the Inducement Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), each of which is incorporated herein by reference.

This award of RSUs is intended to constitute an “employment inducement grant” made pursuant to NASDAQ Listing Rule 5635(c)(4). Accordingly, these RSUs have been granted outside of the Company’s 2022 Stock Incentive Plan, as amended (the “Plan”) and any other equity plan established by the Company. However, these RSUs will be administered and interpreted as if issued under the Plan, a copy of which has been provided to the Holder and which is incorporated herein in its entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement.

Holder:

Grant Date:

Vesting Start Date:

Number of RSUs:

Vesting Schedule:

[Signature Page Immediately Follows]

By Holder’s signature and the signature of the Company’s representative below, Holder and the Company agree that this award of RSUs (the “Award”) is governed by the terms and conditions of the Plan and the attached Agreement, all of which are made a part of this document.

COMPANY:

Tenax Therapeutics, Inc.

By:
Name:
Title:

Address:

HOLDER:

Address:

[Signature Page to Notice of Inducement Restricted Stock Unit Grant]

Exhibit 10.2

EXHIBIT A

INDUCEMENT RESTRICTED STOCK UNIT AWARD AGREEMENT

This Inducement Restricted Stock Unit Award Agreement (this “Agreement”) governs the award of Restricted Stock Units to the Holder identified on the accompanying Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Company’s 2022 Stock Incentive Plan, as amended (the “Plan”) will have the same definition and meaning as in the Plan.

1. Grant of RSUs. Effective as of the Date of Grant, the Company grants the Holder the number of RSUs listed on the Grant Notice. The RSUs are subject to the vesting, payment, and other provisions of this Agreement and the Plan. Each RSU is subject to settlement into one share of Common Stock of the Company that will be delivered to the Holder when and if such RSU becomes vested subject to the terms of this Agreement.

2. Vesting; Forfeiture. The RSUs are unvested when granted and will vest in accordance with the vesting schedule set forth on the Grant Notice, subject to Holder’s Continuous Service through the vesting date(s). Vesting will cease upon the termination of Holder’s Continuous Service. All RSUs that are not vested upon the termination of Holder’s Continuous Service for any reason will be immediately forfeited.

3. Delivery of Shares to Settle Vested RSUs. RSUs that become vested as provided in Section 2 will be settled by delivering to Holder a number of Shares equal to the number of vested RSUs as soon as practicable after the date on which the RSUs vest, provided that the Company may provide a reasonable delay in the issuance or delivery of the Shares to address tax withholding and other administrative matters and provided further that delivery of the Shares will occur no later than two and one-half months following the conclusion of the year in which the vesting occurs. At the time of settlement, the Company will, at its election, either: (a) issue a certificate representing the Shares deliverable pursuant to this Agreement; or (b) not issue any certificate representing the Shares deliverable pursuant to this Agreement and instead document the Holder’s interest in the Shares by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Holder’s name.

4. Capitalization Changes. The number of RSUs convertible to Shares subject to this Award may be adjusted from time to time by the Administrator to account for changes in capitalization as described in Section 13 of the Plan.

5. Rights as a Stockholder. The RSUs represent a right to payment from the Company if the conditions of the Agreement are met and do not give the Holder ownership of any Common Stock prior to delivery as provided in Section 3. Holder will not have any rights and/or privileges of a stockholder of the Company with respect to the RSUs prior to such delivery. If Holder becomes vested in RSUs as provided in Section 2, any Shares to which Holder becomes entitled will be delivered to Holder as provided in Section 3, and Holder will have full ownership of the Shares upon such delivery.

6. Non-Transferability. The Award is not transferable, may not be sold, assigned, exchanged, transferred, pledged, hypothecated, encumbered or otherwise disposed of except as provided in the Plan or by will or by the laws of descent and distribution and in accordance with the Applicable Laws. Any purported transfer of the RSUs or the right to payment under this Agreement is null and void and will not be given effect.

7. Award Not a Service Contract. Neither the Award nor this Agreement is an employment or service contract, and nothing in this Agreement or the Grant Notice creates or will be deemed to create in any way whatsoever any obligation on Holder’s part to continue in the service of the Company or a Related Entity, or of the Company or a Related Entity to continue Holder’s service.

8. Tax Consequences. Holder acknowledges that he understands the federal, state, and local tax consequences of the Award and the issuance, vesting, forfeiture, and delivery provisions hereof relating to the RSUs. Holder will rely solely on the advice of his own tax advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) will be responsible for his own tax liability that may arise as a result of the Award or the transactions contemplated by this Agreement. The Company has no duty or obligation to minimize the tax consequences associated with this Award to the Holder and will not be liable to the Holder for any adverse tax consequences arising in connection with this Award.

9. Withholding Obligations. Holder understands that, at the time that Holder becomes vested and/or receives payment for any RSUs (including through the delivery of Shares), the Company may be required to withhold federal, state and local income and employment taxes. Holder hereby authorizes the Company to satisfy any required withholding to satisfy federal, state, local, payroll, and foreign tax withholding obligations of the Company or any Related Entity that arise in connection with the RSUs through any method authorized in the Plan. Unless otherwise determined by the Administrator in its sole discretion, Holder acknowledges that the Company will satisfy such tax withholding obligation by arranging for the sale, by a broker of the Company’s choosing, of such number of Shares otherwise deliverable to the Holder equal in value to the tax obligation required to be withheld (plus any applicable broker commission). Holder understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Company in its reasonable discretion. Holder further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, Holder remains responsible for payment of all taxes due as a result of income arising under the Agreement.

10. Application of Section 409A.

(a) The parties intend that this Agreement and the delivery of Shares or other consideration in respect of the RSUs provided under this Agreement satisfies, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations section 1.409A-1(b)(4) (or any other applicable exemption), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the delivery of Shares in respect of the RSUs provided under this Agreement will be conducted, and this Agreement will be construed, in a manner that complies with Section 409A and is consistent with the requirements for avoiding taxes or penalties under Section 409A. The parties further intend that each installment of any payments provided for in this Agreement is a separate “payment” for purposes of Section 409A.

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(b) To the extent any payment hereunder due upon the termination of the Holder’s Continuous Service is deferred compensation that is subject to Section 409A, and is not otherwise exempt from complying with the provisions of Section 409A, then such payment will not be made unless and until Holder has also incurred a “separation from service” (as such term is defined in Treasury Regulation section 1.409A-1(h)). To the extent that (i) one or more of the payments received or to be received by the Holder pursuant to this Agreement would constitute deferred compensation subject to the requirements of Section 409A, and (ii) the Holder is a “specified employee” within the meaning of Section 409A, then solely to the extent necessary to avoid the imposition of any additional taxes or penalties under Section 409A, the commencement of any payments under this Agreement will be deferred until the date that is six months and one day following the Holder’s termination of Continuous Service (or, if earlier, the date of death of the Holder) and will instead be paid on the date that immediately follows the end of such period (or death) or as soon as administratively practicable within 30 days thereafter.

(c) The Company makes no representations to Holder regarding the compliance of this Agreement or the Award with Section 409A, and Holder is solely responsible for the payment of any taxes or penalties arising under Section 409A(a)(1), or any state law of similar effect, with respect to the grant or vesting of the RSUs or the delivery of the Shares subject to this Award.

11. Inducement Award. This Award is an employment inducement grant made pursuant to NASDAQ Listing Rule 5635(c)(4). Accordingly, this Award has been granted outside of the Plan or any other equity plan established by the Company. However, this Award will be administered and interpreted as if issued under the Plan, a copy of which has been provided to the Holder and which is incorporated herein in its entirety.

12. Miscellaneous.

(a) Notices. Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally, one day after deposit with a recognized international delivery service (such as FedEx), or three days after deposit in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, in each case addressed to the parties at the addresses of the parties set forth in the Grant Notice or such other address as a party may designate by notifying the other in writing.

(b) Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Holder, Holder’s executor, personal representative(s), distributees, administrators, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

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(c) Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(d) Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both Holder and the Company.

(e) Choice of Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the choice of law rules of any jurisdiction.

(f) Entire Agreement. This Agreement, along with the Grant Notice and the Plan, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to such subject matter.

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